Exhibit 99.1

June 7, 2010

PENN VIRGINIA RESOURCE HOLDINGS CORP.

PENN VIRGINIA GP HOLDINGS, L.P.

PENN VIRGINIA RESOURCE GP, LLC

PENN VIRGINIA RESOURCE PARTNERS, L.P.

Four Radnor Corporate Center, Suite 200

Radnor, Pennsylvania 19087

Gentlemen and Ladies:

Reference is made to that certain Fifth Amended and Restated Limited Liability Company Agreement of Penn Virginia Resource GP, LLC dated as of March 31, 2010 (the “PVR LLC Agreement”). Pursuant to Section 4.06 of the PVR LLC Agreement, Penn Virginia Corporation (“PVA”) has the authority, subject to the limitations specified therein, to break a tie vote of the Board of Directors of Penn Virginia Resource GP, LLC. PVA (for itself and any delegate of its rights) hereby irrevocably waives its rights under Section 4.06 of the PVR LLC Agreement, subject to and effective immediately prior to the closing of the sale by Penn Virginia Resource GP Corp. and Penn Virginia Resource LP Corp. of 8,827,429 common units of Penn Virginia GP Holdings, L.P., and this letter shall also constitute notice of such waiver.

Sincerely,

PENN VIRGINIA CORPORATION

By:	/s/ Nancy M. Snyder
Name: Nancy M. Snyder
Title: Executive Vice President and Chief Administrative Officer